UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2007

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 25, 2007, YRC Worldwide Inc. (the “Company”) announced its results of operations and financial condition for the three and nine months ended September 30, 2007. A copy of the press release announcing the results of operations and financial condition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On October 25, 2007, the Company announced that Jim Staley will retire on December 31, 2007 and will be replaced as President of YRC Regional Transportation, effective immediately. Mr. Staley will be entitled to the benefits set forth in Section 8 of his employment agreement determined as of December 31, 2007, which agreement was previously filed as Exhibit 10.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 filed on October 17, 2003. These benefits are described in the Company’s 2007 Proxy Statement filed on March 27, 2007 under the caption “Potential Payments upon Termination or Change of Control — James D. Staley Severance Benefits.” See Item 7.01 for further information regarding key management changes.

Election of Directors

On October 25, 2007, the Board of Directors of the Company, upon recommendation of the Governance Committee, elected Michael T. Byrnes as independent director to fill the vacant position on the board created when John Fiedler retired in August 2007. In addition, the Board of Directors, upon recommendation of the Governance Committee, increased the size of the board from nine to ten directors and elected Mark A. Schulz as an independent director to fill the newly created board position. Mr. Byrnes will serve on the Compensation Committee. Mr. Schulz will serve on the Audit/Ethics Committee.

Messrs. Byrnes and Schulz will participate in the Company’s Director Compensation Plan (the “Director Plan”), a copy of which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 25, 2005 and incorporated herein by reference. Pursuant to the Director Plan, Messrs. Byrnes and Schulz will receive (i) an annual retainer, which will be pro-rated for their first year of service, (ii) an annual grant of restricted share units, which will be pro-rated for their first year of service equal in value to $38,750 (based on the reported closing price of the Company’s common stock on the NASDAQ Stock Market on October 25, 2007, the grant date), and (iii) cash fees for each Board and Committee meeting that they attend. The restricted share units will vest in one-third increments on each of the first, second and third anniversaries of the grant date and will be evidenced by the Company’s standard form of director share unit agreement, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 25, 2005 and incorporated herein by reference.

The Company and each of Messrs. Byrnes and Schulz also will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 15, 2007 and incorporated herein by reference.

A copy of the press release announcing the election of Messrs. Byrnes and Schulz as directors is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 25, 2007, the Board of Directors of the Company, upon recommendation of the Governance Committee, approved an amendment to the Company’s Bylaws to increase the number of directors from nine to ten. The amended Bylaws are attached hereto as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

Key Management Changes

On October 25, 2007, the Company announced that Mike Smid, President of YRC National Transportation, has also been named President of North American Transportation, a newly created role responsible for the asset-based operating companies of YRC Worldwide. Keith Lovetro, Senior Vice President and Chief Operating Officer of YRC Regional Transportation, will replace Jim Staley as President of YRC Regional Transportation and will now report to Mr. Smid.

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China Acquisitions

The Company previously stated that it has entered into a preliminary agreement to acquire Shanghai Jiayu Logistics Limited (“Jiayu”). Pursuant to the preliminary agreement with Jiayu, the parties continue to conduct exclusive negotiations to enter into a definitive agreement based upon the transaction structure, price and due diligence process contained in the preliminary agreement.

The Company also previously stated that the collective purchase price for potential acquisitions (including Jiayu) in China was expected not to exceed $115 million.

Subject to completion of a definitive agreement with the owners of Jiayu and assuming the satisfaction of conditions to closing that could be included in that agreement and the closing of the Company’s acquisition of Jiayu is completed in 2008, the Company now expects the purchase price to be paid in 2008 for Jiayu to be less than $50 million and does not have a current intention of completing other acquisitions in China in 2008. In addition to that amount, a substantial portion of the total purchase price is expected to be paid through an earn-out provision based upon sustainable cash flow of the acquired business. Therefore, the Company’s actual purchase price for Jiayu will be contingent on the performance of the acquired business. The Company’s existing Chinese joint venture partner may also participate with the Company in making this acquisition, which would reduce the Company’s direct investment below this amount. The completion of the Jiayu acquisition is subject to the Company completing its detailed due diligence, the parties entering into a definitive acquisition agreement and the satisfaction of conditions to closing that could be included in that agreement, including regulatory and board approvals.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Bylaws of the Company, as amended through October 25, 2007

99.1	Press Release dated October 25, 2007

99.2	Press Release dated October 25, 2007

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The word “expected,” “believes,” and similar expressions are intended to identify forward-looking statements. Numerous important factors, including those factors identified in the press release attached to this Form 8-K as Exhibit 99.1, the YRC Worldwide Inc. Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions upon which such forward-looking statements are in part based could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

The Company’s expectations regarding the potential acquisition of Jiayu and the purchase price for the acquisition are only the Company’s expectations regarding the acquisition. Completion of the Jiayu acquisition is subject to the respective parties entering into a final, binding agreement to effect the acquisition, completion of due diligence and the satisfaction of conditions to closing that could be included in the that agreement, including regulatory and board approvals. Based upon detailed due diligence findings and negotiations, the final purchase prices for the acquisition could change as the transaction discussions progress.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: October 26, 2007	By:	/s/ DANIEL J. CHURAY
Daniel J. Churay
Executive Vice President,
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Bylaws of the Company, as amended through October 25, 2007

99.1	Press Release dated October 25, 2007

99.2	Press Release dated October 25, 2007

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